ASTEA INTERNATIONAL INC.

Stock Option Agreement

ASTEA INTERNATIONAL INC., a Delaware corporation (the "Company"), hereby grants this 30th day of June, 1997, to Ronald J. Muns ("Optionee"), an option (the "Option") to purchase a maximum of 90,000 shares (the "Option Shares") of its Common Stock, $.01 par value (the "Common Stock"), at the price of $3.06 per share (the "Option Exercise Price"), subject to the following terms and conditions:

1. Extent of Option. The Optionee may exercise all or any part of this Option immediately. Any part of this Option not exercised by June 29, 2007 shall expire.

2. Death; Disability. If the Optionee is a natural person who dies before the date that is ten years from the date this Option is granted, this Option may be exercised, to the extent of the number of Option Shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this Option has been assigned pursuant to Section 8, at any time before June 29, 2007.

3. Partial Exercise. Exercise of this Option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this Option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of Option Shares subject to this Option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

4. Payment of Option Exercise Price. The Option Exercise Price is payable in United States dollars only and must be paid:

(a) in cash or by personal check, or any combination of the foregoing, equal in amount to the Option Exercise Price; or

(b) in the discretion of the Board of Directors, in cash, by personal check, by delivery of shares of the Company's Common Stock or Preferred Stock having a fair market value (as determined by the Board of Directors) equal as of the date of exercise to the Option Exercise Price, by delivery of a personal recourse promissory note, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Optionee's direction at the time of exercise, or by any combination of the foregoing, equal in amount to the Option Exercise Price.


If the Optionee delivers shares of Common Stock or Preferred Stock held by the Optionee (the "Old Stock") to the Company in full or partial payment of the Option Exercise Price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, the Common Stock or Preferred Stock received by the Optionee on the exercise of this Option shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for such Common Stock or Preferred Stock by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

5. Agreement to Purchase for Investment. By acceptance of this Option, the Optionee agrees that a purchase of Option Shares under this Option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended (the "Securities Act"), unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Securities Act and applicable state securities laws, and the Optionee agrees to sign a certificate to such effect at the time of exercising this Option and agrees that the certificate for the Option Shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act and applicable state securities laws. This section shall not apply in the event the shares of Common Stock issuable upon exercise of this Option have been registered on a registration statement which is effective and current under the Securities Act.

6. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this Option may be exercised by written notice to the Vice President and General Counsel of the Company, at its Bedford, Massachusetts office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this Option and the number of Option Shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this Option. Such notice shall be accompanied by payment of the full Option Exercise Price of such Option Shares, and the Company or its transfer agent shall deliver a certificate or certificates representing such Option Shares as soon as practicable after the notice shall be received. The certificate or certificates for the Option Shares as to which this Option shall have been so exercised shall be registered in the name of the person or persons so exercising this Option (or, if this Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this Option. In the event this Option shall be exercised, pursuant to Section 3 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Option. All Option Shares that shall be purchased upon the exercise of this Option as provided herein shall be fully paid and nonassessable.

7. Option Not Transferable. This Option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime only the Optionee can exercise this Option.

8. No Obligation to Exercise Option. The grant and acceptance of this Option imposes no obligation on the Optionee to exercise it.

9. No Obligation to Continue Business Relationship. The Company and any affiliated corporations are not by this Option obligated in any manner to continue to maintain a business relationship with the Optionee.

10. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to the Option Shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for by the Optionee. No adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

11. Capital Changes and Business Successions. If, during the term of this Agreement, there shall be any stock dividend, stock rights or distribution, stock split, recapitalization, merger, consolidation, reorganization or other similar change or transaction of or by the Company, an appropriate adjustment shall be made to the number and kind of shares remaining to be acquired upon exercise of the Option and to the exercise price of the Option so that the value to be received by Optionee upon exercise of the Option shall, in the aggregate, be the same as if none of the foregoing transactions had occurred. The Company shall promptly notify Optionee in writing of any such adjustments, the reason therefor and the calculation thereof.

12.   Miscellaneous Provisions.

12.1 Binding Effect. This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, personal and legal representatives and permitted assigns.

12.2 Entire Agreement. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings between them with respect thereto.

12.3 Amendments; Waivers. This Agreement may not be modified except by written agreement signed by both the Company and Optionee, and no provision hereof or breach thereof may be waived except in writing by the party waiving its or his rights. The waiver of any term hereof or the breach thereof in any instance shall not be deemed to be a waiver of such term or breach in any other instance or of any other term or breach.

12.4 Headings; Pronouns. The descriptive headings of the respective sections and subsections of this Agreement are inserted for convenience of reference only and shall not be deemed to modify or affect the construction of the provisions which follow them. Any references to sections contained herein shall be deemed to refer to the sections hereof unless otherwise specified. Any use of any masculine pronoun shall include the feminine and vice-versa and any use of a singular shall include the plural and vice-versa as the context and facts may require.

12.5 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

12.6 Notices. All communications between the parties shall be in writing and shall be deemed to have been duly given as of the date of hand delivery or three days after mailing via certified or registered mail, return receipt requested, proper postage prepaid to the following addresses or such other addresses as either party shall from time to time notify the other:

(i)   If to the Company:                        Astea International Inc.
55 Middlesex Turnpike
Bedford, MA 01730
Attn. General Counsel

(ii)  If to Optionee:                     8350 Alpinview Way
Colorado Springs, CO 80919

12.7 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed, and the Optionee whose signature appears below acknowledges acceptance of an original copy of this Agreement.

____________________________        ASTEA INTERNATIONAL INC.
Signature of Optionee

____________________________        By:______________________________
Ronald J. Muns
Its:______________________________
____________________________
Street Address

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City   State      Zip Code